U.S. Securities and Exchange Commission
                                Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):  August 18, 2004


                               ADA-ES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                 000-50216               84-1457385
----------------------------      -----------          -----------------
(State or other jurisdiction     (Commission          (I.R.S. Employer
       of incorporation)          File Number)        Identification No.)


               8100 SouthPark Way, B, Littleton, Colorado           80120
               ------------------------------------------          --------
                 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (303)734-1727


                               Not Applicable
                              ----------------
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
--------------------------------------------------
In August 2004 ADA-ES, Inc. (ADA-ES) entered into several Subscription and Investment Agreements (the Sub Docs) and privately sold 1 million shares of its common stock to a limited number of institutional investors (the Investors) at a price of $8.00 per share. The net proceeds to ADA-ES from the sales totaled $7,600,000. Pritchard Capital Partners LLP acted as the placement agent for the sales and received a fee of approximately 5%.

As a requirement of the Sub Docs, ADA-ES granted the Investors certain "piggyback" registration rights in the event the Company registers certain other equity securities and certain demand registration rights as part of the transaction. The Investors have agreed not to sell or solicit the sale of any of the shares issued in the above transactions for a 90-day period. ADA-ES has agreed to file a Form S-3 registration statement, or other appropriate form, covering the shares sold with the U.S. Securities and Exchange Commission as soon as practical.

Item 7. Financial Statements and Exhibits
----------------------------------------
Exhibit 99.1  Pro Forma Financial Statements




SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					       	         ADA-ES, Inc.
						                 Registrant

Date:  August 18, 2004                          /s/ Mark H. McKinnies
                                              ----------------------
                                                 Mark H. McKinnies
                                             Chief Financial Officer